As filed with the Securities and Exchange Commission on April 5, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SendGrid, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	27-0554600
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1801 California Street, Suite 500
Denver, CO 80202
(888) 985-7363

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Sameer Dholakia
Chief Executive Officer

SendGrid, Inc.
1801 California Street, Suite 500
Denver, CO 80202
(888) 985-7363

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael L. Platt Eric C. Jensen Matthew P. Dubofsky Cooley LLP 380 Interlocken Crescent, Suite 900 Broomfield, CO 80021 (720) 566-4000	Michael Tognetti General Counsel SendGrid, Inc. 1801 California Street, Suite 500 Denver, CO 80202 (888) 985-7363	Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333-224121)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	325,719	$24.00	$7,817,256.00	$973.25

(1)                                 Includes 42,485 shares that the underwriters have the option to purchase from certain of the selling stockholders.

(2)                                 The 325,719 shares to be registered pursuant to this Registration Statement are in addition to the 7,188,650 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-224121).

(3)                                 Based on the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), SendGrid, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-224121) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on April 3, 2018, and which the Commission declared effective on April 5, 2018.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Common Stock offered by certain of the selling stockholders named in the Prior Registration Statement by 325,719 shares, 42,485 of which may be sold by certain of the selling stockholders in the event the underwriters exercise their option to purchase additional shares of the Registrant’s Common Stock to cover over-allotments. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index filed herewith.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement (File No. 333-224121), as filed with the Commission on April 3, 2018).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 5th day of April, 2018.

SENDGRID, INC.

By:	/s/ Sameer Dholakia
Sameer Dholakia President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/ Sameer Dholakia
	Sameer Dholakia	President, Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2018
/s/ Yancey Spruill
	Yancey Spruill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 5, 2018
*
	Byron B. Deeter	Director	April 5, 2018

*
	Warren Adelman	Director	April 5, 2018

*
	Ajay Agarwal	Director	April 5, 2018

*
	Fred Ball	Director	April 5, 2018

*
	Anne Raimondi	Director	April 5, 2018

*
	Hilary Schneider	Director	April 5, 2018

*
	Sri Viswanath	Director	April 5, 2018

*By:	/s/ Sameer Dholakia
Sameer Dholakia Attorney-in-Fact

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